As filed with the Securities and Exchange Commission on December 12, 2008

Registration No. 333-133943

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CAPITAL ONE FINANCIAL CORPORATION	CAPITAL ONE CAPITAL II CAPITAL ONE CAPITAL III CAPITAL ONE CAPITAL IV
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	Delaware
(State or other jurisdiction of incorporation or organization of registrant)	(State or other jurisdiction of incorporation or organization of registrant)

54-1719854	20-6591946 20-6591952 20-6591956
(I.R.S. employer identification number)	(I.R.S. employer identification number)

1680 Capital One Drive

McLean, Virginia 22102

(703) 720-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John G. Finneran, Jr. Esq.

General Counsel and Corporate Secretary

Capital One Financial Corporation

1680 Capital One Drive

McLean, Virginia 22102

(703) 720-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Steven R. Finley

Andrew L. Fabens

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166

Tel: (212) 351-4000

Fax: (212) 351-4035

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price	Amount of registration fee
Warrants of Capital One Financial Corporation
Total

(1)	There is being registered under this registration statement an indeterminate aggregate initial offering price and number or amount of the securities of each identified class as may be sold from time to time (i) at indeterminate prices or (ii) upon conversion or exchange of securities registered hereunder. Includes securities which may be purchased by underwriters to cover over-allotments, if any. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.
(2)	The proposed maximum offering price per unit will be determined from time to time by the relevant Registrant in connection with the issuance by such Registrant of the securities registered hereunder.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Commission File No. 333-133943) is being filed by Capital One Financial Corporation, Capital One Capital II, Capital One Capital III and Capital One Capital IV for the purpose of (i) registering additional securities pursuant to Rule 413(b) under the Securities Act and filing a base prospectus relating to such additional securities and (ii) filing additional exhibits to the Registration Statement. No other changes or additions are being made hereby to (i) the existing base prospectus relating to the securities to be issued from time to time by Capital One Financial Corporation, Capital One Capital II, Capital One Capital III and Capital One Capital IV, which remains a part of the Registration Statement, or (ii) any other item in Part II of the Registration Statement. Accordingly, such existing base prospectus and such items in Part II of the Registration Statement are being omitted from this filing. This Post-Effective Amendment No. 1 to Form S-3 shall become effective immediately upon filing with the Securities and Exchange Commission.

PROSPECTUS

Capital One Financial Corporation

Warrants

Capital One Financial Corporation from time to time may offer to sell warrants to purchase debt securities, preferred stock, depositary shares or common stock of the Corporation.

We will provide specific terms of these securities in supplements to this prospectus.

You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell any of the securities unless it is accompanied by a prospectus supplement.

These securities are not deposits or savings accounts or other obligations of a bank. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 12, 2008.

ABOUT THIS PROSPECTUS

In this prospectus, “we,” “our,” “us,” or “the Corporation,” each refer to Capital One Financial Corporation.

This prospectus is part of a registration statement (No. 333-133943) that we have filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. This prospectus provides you with a general description of the securities we and the trusts may issue and sell. Each time we or the trusts issue and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the prospectus supplement applicable to any offering, together with the additional information described under the heading “Where You Can Find More Information” below.

FORWARD-LOOKING STATEMENTS

This prospectus, any related prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein and therein, may contain forward-looking statements. Statements that are not about historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include, but are not limited to, information relating to our future earnings per share, growth in managed loans outstanding, product mix, segment growth, managed revenue margin, funding costs, operations costs, employment growth, marketing expense, delinquencies, charge-offs, credit performance and trends, operating efficiencies, operating expense reductions, dividends, future financial and operating results, and our plans, objectives, expectations, and intentions. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate,” or similar expressions. We have based these forward-looking statements on our current plans, estimates and projections, and you should not unduly rely on them.

Actual results could differ materially from such forward-looking statements due to a number of factors, including: general economic conditions in the U.S., the UK, or our local markets, including conditions affecting interest rates and consumer income and confidence, spending, and savings which may affect consumer bankruptcies, defaults, charge-offs, and deposit activity; changes in the labor and employment market; changes in the credit environment; our ability to execute on our strategic and operational plans; competition from providers of products and services that compete with our businesses; increases or decreases in our aggregate accounts and balances, or the growth rate or composition thereof; the risk that the benefits of our cost savings initiative may not be fully realized; changes in the reputation of or expectations regarding the financial services industry or us with respect to practices, products or financial condition; financial, legal, regulatory, tax, or accounting changes or actions, including with respect to any litigation matter involving us; and the success of our marketing efforts in attracting or retaining customers.

When considering these forward-looking statements, you should keep in mind these risks, uncertainties, and other cautionary statements made in this prospectus supplement and the accompanying prospectus. Forward-looking statements speak only as of the date that they are made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. See the factors set forth under the caption “Risk Factors” in any prospectus supplement and any other documents incorporated or deemed to be incorporated by reference therein or herein, including our Annual Report on Form 10-K for the year ended December 31, 2007, for additional information that you should consider carefully in evaluating these forward-looking statements.

We caution you that any such forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risk factors referred to above. Our future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

The Securities and Exchange Commission (“SEC”) allows companies to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document.

This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC only to the extent that the information contained therein is deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934. These documents contain important information about the Corporation and its financial condition.

Company Filings	Period
Annual Report on Form 10-K, including the portions of our Proxy Statement on Schedule 14A filed on March 28, 2008, incorporated by reference therein	Year ended December, 31, 2007

Quarterly Reports on Form 10-Q or Form 10-Q/A	Quarter ended March 31, 2008
Quarter ended June 30, 2008
Quarter ended September 30, 2008

Current Reports on Form 8-K or Form 8-K/A	Filed:
January 10, 2008
January 23, 2008
February 5, 2008
February 5, 2008
February 5, 2008
April 17, 2008
April 29, 2008
September 24, 2008 (provided, that any information furnished (but not filed) under Item 2.02 or 7.01 shall not be incorporated by reference)
September 24, 2008
September 26, 2008
October 3, 2008
October 27, 2008
November 3, 2008
November 18, 2008
November 25, 2008
December 9, 2008

Description of the Company’s Common Stock on Amendment No. 1 to Form 8-A	Dated October 17, 1994

We also incorporate by reference additional documents that we may file with the SEC after the date of this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

Capital One Financial Corporation

Investor Relations Department

1680 Capital One Drive

Suite 1300

McLean, Virginia 22102-3491

Telephone: (703) 720-1000

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

Our common stock is listed on the New York Stock Exchange under the symbol “COF”. Our principal executive office is located at 1680 Capital One Drive, McLean, Virginia 22102 (telephone number (703) 720-1000). We maintain a Web site at www.capitalone.com. The information on our Web site is not part of this prospectus nor is it incorporated by reference. Documents available on our Web site include our (i) Code of Business Conduct and Ethics, (ii) Corporate Governance Principles; and (iii) charters for the Audit and Risk, Compensation, Finance, and Governance and Nominating Committees.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock of the Corporation. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date.

Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement. You should read the particular terms of any warrants we offer described in the related prospectus supplement, together with any warrant agreement relating to the particular warrant for provisions that may be important to you.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material United States federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation, aggregate principal amount, currency and terms of the debt securities purchasable upon exercise of the warrants, and the price at which such principal amount may be purchased;

•

the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	the designation and terms of the preferred stock or common stock, or of the preferred stock underlying any depositary shares, purchasable upon exercise of the warrants;

•

if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

VALIDITY OF THE WARRANTS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the warrants will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, have audited our consolidated financial statements incorporated by reference in our Annual Report on form 10-K for the year ended December 31, 2007 as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.	EXHIBITS

Exhibit No.	Description
1.1.1	Form of underwriting agreement (common stock, preferred stock, depositary shares, and debt securities).**

1.1.2	Form of underwriting agreement (stock purchase contracts and equity units) (incorporated by reference to Exhibit 1.1.2 of the Corporation’s current report on Form 8-K, filed April 23, 2002).

1.1.3	Form of underwriting agreement (warrants).**

1.2	Form of underwriting agreement (trust preferred securities) (incorporated by reference to Exhibit 1.2 to Capital One’s Registration Statement on Form S-3 (No. 333-126495)).

4.1.1	Senior Indenture, dated as of November 1, 1996, between Capital One Financial Corporation and The Bank of New York Trust Company, N.A. (as successor to Harris Trust and Savings Bank), as trustee (incorporated by reference to Exhibit 4.1 of the Corporation’s current report on Form 8-K, filed November 13, 1996).

4.1.2	Specimen of Floating Rate Senior Note, due 2009, of Capital One Financial Corporation (incorporated by reference to Exhibit 4.1 of the Corporation’s Report on Form 8-K, filed on September 18, 2006).

4.1.3	Specimen of 5.70% Senior Note, due 2011, of Capital One Financial Corporation (incorporated by reference to Exhibit 4.2 of the Corporation’s Report on Form 8-K, filed on September 18, 2006).

4.1.4	Specimen of 6.750% Senior Note, due 2017, of Capital One Financial Corporation (incorporated by reference to Exhibit 4.1 of the Corporation’s Report on Form 8-K, filed on September 5, 2007).

4.2	Indenture, dated as of June 6, 2006, between Capital One Financial Corporation and The Bank of New York, as indenture trustee (incorporated by reference to Exhibit 4.1 of the Corporation’s Current Report on Form 8-K, filed on June 12, 2006).

4.3.1	Amended and Restated Declaration of Trust of Capital One Capital II, dated as of June 6, 2006, between Capital One Financial Corporation as Sponsor, The Bank of New York as institutional trustee, The Bank of New York (Delaware) as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.3 of the Corporation’s Current Report on Form 8-K, filed on June 12, 2006).

4.3.2	Guarantee Agreement, dated as of June 6, 2006, between Capital One Financial Corporation and The Bank of New York, as guarantee trustee (incorporated by reference to Exhibit 4.4 of the Corporation’s Current Report on Form 8-K, filed on June 12, 2006).

4.3.3	Specimen certificate representing the Enhanced TRUPS (incorporated by reference to Exhibit 4.5 of the Corporation’s Current Report on Form 8-K, filed on June 12, 2006).

4.3.4	Specimen certificate representing the Junior Subordinated Debt Security (incorporated by reference to Exhibit 4.6 of the Corporation’s Current Report on Form 8-K, filed on June 12, 2006).

4.4.1	Specimen Junior Subordinated Debt Security Certificate (incorporated by reference to Exhibit 4.6 of the Corporation’s Current Report on Form 8-K, filed on August 4, 2006).

4.4.2	Amended and Restated Declaration of Trust of Capital One Capital III, dated as of August 1, 2006, between Capital One Financial Corporation, as Sponsor, The Bank of New York, as institutional trustee, The Bank of New York (Delaware), as Delaware trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.3 of the Corporation’s Current Report on Form 8-K, filed on August 4, 2006).

4.4.3	Guarantee Agreement, dated as of August 1, 2006, between Capital One Financial Corporation and The Bank of New York, as guarantee trustee (incorporated by reference to Exhibit 4.4 of the Corporation’s Current Report on Form 8-K, filed on August 4, 2006).

4.4.4	Specimen Capital Security Certificate (incorporated by reference to Exhibit 4.5 of the Corporation’s Current Report on Form 8-K, filed on August 4, 2006)

4.5.1	Amended and Restated Declaration of Trust of Capital One Capital IV, dated as of February 5, 2007, between Capital One Financial Corporation as Sponsor, The Bank of New York as institutional trustee, The Bank of New York (Delaware) as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.3 of the Corporation’s Current Report on Form 8-K, filed on February 8, 2007).

4.5.2	Guarantee Agreement, dated as of February 5, 2007, between Capital One Financial Corporation and The Bank of New York, as guarantee trustee (incorporated by reference to Exhibit 4.4 of the Corporation’s Current Report on Form 8-K, filed on February 8, 2007).

4.5.3	Specimen certificate representing the Capital Security (incorporated by reference to Exhibit 4.5 of the Corporation’s Current Report on Form 8-K, filed on February 8, 2007).

4.5.4	Specimen certificate representing the Capital Efficient Note (incorporated by reference to Exhibit 4.6 of the Corporation’s Current Report on Form 8-K, filed on February 8, 2007).

4.6.1	Indenture, dated as of August 29, 2006, between Capital One Financial Corporation and The Bank of New York, as indenture trustee (incorporated by reference to Exhibit 4.1 of the Corporation’s Current Report on Form 8-K, filed on August 31, 2006).

4.6.2	Copy of Subordinated Note Certificate (incorporated by reference to Exhibit 4.2 of the Corporation’s Current Report on Form 8-K, filed on August 31, 2006).

4.7.1	Restated Certificate of Incorporation of Capital One Financial Corporation (as amended May 15, 2007) (incorporated by reference to Exhibit 3.1 of the Corporation’s Report on Form 8-K, filed on August 28, 2007).

4.7.2	Certificate of Designations for Capital One Financial Corporation’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share (incorporated by reference to Exhibit 4.1 of the Corporation’s Current Report on Form 8-K, filed November 18, 2008).

4.7.3	Amended and Restated Bylaws of Capital One Financial Corporation (as amended October 30, 2008) (incorporated by reference to Exhibit 3.1 of the Corporation’s Report on Form 8-K, filed November 3, 2008).

4.7.4	Certificate of Trust of Capital One Capital II (incorporated by reference to Exhibit 4.7.4 of the Corporation’s Registration Statement on Form S-3 (No. 333-126495)).

4.7.5	Certificate of Trust of Capital One Capital III (incorporated by reference to Exhibit 4.7.5 of the Corporation’s Registration Statement on Form S-3 (No. 333-126495)).

4.7.6	Certificate of Trust of Capital One Capital IV (incorporated by reference to Exhibit 4.7.6 of the Corporation’s Registration Statement on Form S-3 (No. 333-126495)).

4.8	Form of Certificate of Designations.**

4.9	Form of Deposit Agreement.**

4.10	Form of Stock Purchase Contract (incorporated by reference to Exhibit 4.5 of the Corporation’s current report on Form 8-K, filed April 23, 2002).

4.11	Form of Equity Unit Certificates (included as Exhibits A and B to the Form of Stock Purchase Contract incorporated by reference to Exhibit 4.5 of the Corporation’s current report on Form 8-K, filed April 23, 2002).

4.12	Form of Amended and Restated Declaration of Trust for each of Capital One Capital II, Capital One Capital III and Capital One Capital IV (incorporated by reference to Exhibit 4.8 of the Corporation’s Registration Statement on Form S-3 (No. 333-126495)).

4.13	Form of Common Security (included in Exhibit 4.12).

4.14	Form of Trust Preferred Security (included in Exhibit 4.12).

4.15	Form of Guarantee (incorporated by reference to Exhibit 4.11 of the Corporation’s Registration Statement on Form S-3 (No. 333-126495)).

4.16	Form of Junior Subordinated Debt Securities (included in the Form of Junior Subordinated Debt Securities Indenture between Capital One Financial Corporation and The Bank of New York (incorporated by reference to Exhibit 4.2.3 of the Corporation’s Registration Statement on Form S-3 (No. 333-126495)).

5.1.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP as to the validity of the Securities and the Guarantees to be issued by Capital One Financial Corporation.***

5.1.2	Opinion of Richards, Layton & Finger, P.A., special Delaware counsel as to the validity of the Trust Preferred Securities to be issued by Capital One Capital II.***

5.1.3	Opinion of Richards, Layton & Finger, P.A., special Delaware counsel as to the validity of the Trust Preferred Securities to be issued by Capital One Capital III.***

5.1.4	Opinion of Richards, Layton & Finger, P.A., special Delaware counsel as to the validity of the Trust Preferred Securities to be issued by Capital One Capital IV.***

5.1.5	Opinion of Gibson, Dunn & Crutcher LLP as to the validity of the Warrants.

12.1	Statement re: Computation of Ratios of Earnings to Fixed Charges.***

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1.1).

23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1.2).

23.4	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1.3).

23.5	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1.4).

23.6	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1.5).

24.1	Powers of Attorney (included on signature page of registration statement filed on May 9, 2006).

25.1	Form T-1 Statement of Eligibility of The Bank of New York Trust Company, N.A. (“BONY”), as Trustee for the issuance of Senior Debt Securities under the Senior Indenture, dated as of November 1, 1996, between Capital One Financial Corporation, as Issuer, and BONY (as successor to the Harris Trust and Savings Bank), as Trustee (incorporated by reference to Exhibit 25.1 to the Corporation’s Current Report on Form 8-K, filed August 28, 2007).

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York to act as Trustee under the Subordinated Indenture (incorporated by reference to Exhibit 25.2 of the Corporation’s Registration Statement on Form S-3 (No. 333-126495)).

25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York to act as Trustee under the Junior Subordinated Debt Securities Indenture (incorporated by reference to Exhibit 25.3 of the Corporation’s Registration Statement on Form S-3 (No. 333-126495)).

25.4.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York to act as Trustee under the Amended and Restated Declaration of Trust for Capital One Capital II (incorporated by reference to Exhibit 25.4.1 of the Corporation’s Registration Statement on Form S-3 (No. 333-126495)).

25.4.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York to act as Trustee under the Amended and Restated Declaration of Trust for Capital One Capital III (incorporated by reference to Exhibit 25.4.2 of the Corporation’s Registration Statement on Form S-3 (No. 333-126495)).

25.4.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York to act as Trustee under the Amended and Restated Declaration of Trust for Capital One Capital IV (incorporated by reference to Exhibit 25.4.3. of the Corporation’s Registration Statement on Form S-3 (No. 333-126495)).

25.5.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York to act as Trustee under the Guarantee for the benefit of holders of Trust Preferred Securities of Capital One Capital II (incorporated by reference to Exhibit 25.5.1 of the Corporation’s Registration Statement on Form S-3 (No. 333-126495)).

25.5.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York to act as Trustee under the Guarantee for the benefit of holders of Trust Preferred Securities of Capital One Capital III (incorporated by reference to Exhibit 25.5.2 of the Corporation’s Registration Statement on Form S-3 (No. 333-126495)).

25.5.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York to act as Trustee under the Guarantee for the benefit of holders of Trust Preferred Securities of Capital One Capital IV (incorporated by reference to Exhibit 25.5.3 of the Corporation’s Registration Statement on Form S-3 (No. 333-126495)).

**	To be filed by amendment or incorporated by reference. Capital One Financial Corporation will file as an Exhibit to a current report on Form 8-K any related form utilized in the future and not previously filed by means of an amendment.
***	Previously filed with this Form S-3.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Capital One Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Commonwealth of Virginia, on the 12th day of December, 2008.

CAPITAL ONE FINANCIAL CORPORATION

By:	/s/ Gary L. Perlin
Name:	Gary L. Perlin
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated below on the 12th day of December, 2008.

Signature	Title

*	Director, Chairman and Chief Executive Officer (Principal Executive Officer)
Richard D. Fairbank

/s/ Gary L. Perlin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Gary L. Perlin

*	Director
Edward R. “Bo” Campbell

*	Director
W. Ronald Dietz

*	Director
Patrick W. Gross

*	Director
Ann Fritz Hackett

*	Director
Lewis Hay, III

*	Director
Pierre E. Leroy

*	Director
Mayo A. Shattuck, III

Director
Bradford H. Warner

*	Director
Stanely I. Westreich

*	Executed by Gary L. Perlin as attorney-in-fact pursuant to the Powers of Attorney executed by the above-named officers and directors and included on the signature page of the initial filing of the Registration Statement with the Securities and Exchange Commission on May 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of Capital One Capital II, Capital One Capital III and Capital One Capital IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement, to be signed on its behalf by the undersigned, thereunto duly authorized, in the Commonwealth of Virginia, on the 12th day of December, 2008.

CAPITAL ONE CAPITAL II

By:	/s/ Thomas A. Feil
Name:	Thomas A. Feil, as administrator

By:	/s/ Stephen Linehan
Name:	Stephen Linehan, as administrator

CAPITAL ONE CAPITAL III

By:	/s/ Thomas A. Feil
Name:	Thomas A. Feil, as administrator

By:	/s/ Stephen Linehan
Name:	Stephen Linehan, as administrator

CAPITAL ONE CAPITAL IV

By:	/s/ Thomas A. Feil
Name:	Thomas A. Feil, as administrator

By:	/s/ Stephen Linehan
Name:	Stephen Linehan, as administrator

INDEX TO EXHIBITS

Exhibit No.	Description
5.1.5	Opinion of Gibson, Dunn & Crutcher LLP as to the validity of the Warrants.

23.1	Consent of Ernst & Young LLP.

23.6	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1.5).